As filed with the Securities and Exchange Commission on July 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI Consulting, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 12th Street NW Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN

(Adopted Effective as of June 7, 2017, as Amended Effective as of June 5, 2025)

(Full title of the plan)

Steven H. Gunby

President and Chief Executive Officer

FTI Consulting, Inc.

555 12th Street NW

Washington, D.C. 20004

(202) 312-9100

(Name and Address, including Zip Code, and

Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by FTI Consulting, Inc., a Maryland corporation (the “Company” or the “Registrant”), to register an additional 676,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), available and reserved for issuance under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (as amended, the “Plan”). At the recommendation of the Company’s Board of Directors, the Company’s shareholders approved Amendment No. 2 to the Plan on June 4, 2025, which increased the shares of Common Stock available for issuance under the Plan by 676,000 shares. These shares of Common Stock are additional securities of the same class as other securities for which registration statements (File No.  333-218558 and 333-238898) on Form S-8 were filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2017 and June 3, 2020, respectively.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

(2)	the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 24, 2025 and for the quarter ended June 30, 2025, filed with the SEC on July 24, 2025;

(3)

the Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items), filed with the SEC on February 21, 2025, March  31, 2025 (as amended by the Amendment to Form 8-K filed on June 5, 2025), April 25, 2025, and June 5, 2025; and

(4)

the description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020, as thereafter amended and supplemented.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The legality of the Common Stock of the Company to be available for issuance under Amendment No. 2 has been passed upon by Curtis P. Lu, General Counsel of the Company. Mr. Lu is a full-time employee of the Registrant, owns shares of Common Stock of the Registrant and is eligible to participate in stock-based employee benefit plans, including the 2017 Plan.

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index are filed herewith or incorporated herein by reference to other filings.

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of FTI Consulting, Inc., as amended and restated. (Filed with the Securities and Exchange Commission on May 23, 2003 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 21, 2003 and incorporated herein by reference.)

4.2	Articles of Amendment of FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.3	Bylaws of FTI Consulting, Inc., as Amended and Restated Adopted February 21, 2023. (Filed with the Securities and Exchange Commission on February 21, 2023 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated February 21, 2023 and incorporated herein by reference.)

5.1*	Opinion of In-House General Counsel of FTI Consulting, Inc.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of In-House General Counsel (set forth in the opinion filed herewith as Exhibit 5.1).

24.1*	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1‡	FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan Effective as of June 4, 2025 (Filed as Exhibit 10.1 to FTI Consulting, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2025 and incorporated herein by reference.)

107*	Filing Fee Table.

‡	Compensation Plan
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 24, 2025.

FTI CONSULTING, INC.

By:	/S/ STEVEN H. GUNBY
Steven H. Gunby
Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints that Curtis P. Lu and Michael Rosenthall, and each of them, his or her true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2025.

SIGNATURE	TITLE

/S/ STEVEN H. GUNBY Steven H. Gunby	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ AJAY SABHERWAL Ajay Sabherwal	Chief Financial Officer (Principal Financial Officer)

/S/ BRENDAN KEATING Brendan Keating	Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ MARK S. BARTLETT Mark S. Bartlett	Director

/S/ ELSY BOGLIOLI Elsy Boglioli	Director

/S/ CLAUDIO COSTAMAGNA Claudio Costamagna	Lead Independent Director

/S/ NICHOLAS C. FANANDAKIS Nicholas C. Fanandakis	Director

/S/ STEPHEN C. ROBINSON Stephen C. Robinson	Director

/S/ LAUREEN E. SEEGER Laureen E. Seeger	Director

/S/ ERIC T. STEIGERWALT Eric T. Steigerwalt	Director

/S/ JANET H. ZELENKA Janet H. Zelenka	Director